BARK Reports Third Quarter Fiscal Year 2026 Results

Third Quarter Fiscal Year 2026 Highlights Versus Prior Year
•Fully repaid the Company's outstanding 2025 Convertible Notes in cash, making BARK debt free.
•Total revenue was $98.4 million, below guidance, as the Company reduced marketing spend to focus on profitability.
•Direct-to-Consumer gross margin was 66.4%, up 10 basis points.
•Commerce gross margin was 46.3%, up 230 basis points.
•Net loss was $(8.6) million, versus $(11.5) million last year.
•Adjusted EBITDA was $(1.6) million, within the Company's guidance range.

“As we approach the end of fiscal 2026, our priorities remain—running the business with discipline, protecting profitability, and continuing to diversify the ways we serve dog parents,” said Matt Meeker, Co-Founder and Chief Executive Officer of BARK. “This quarter reflected that focus. We delivered adjusted EBITDA toward the high-end of our guidance range, generated positive free cash flow as inventory began to normalize, and continued to make progress across both Commerce and BARK Air, which now represent a meaningful and growing portion of our revenue mix. While revenue was impacted by a deliberate pullback in marketing spend, we’re seeing encouraging signs in customer quality, margin performance, and operational efficiency. Taken together, we believe these actions position BARK to exit the fiscal year as a leaner, more resilient, and more diversified company.”

Fiscal Third Quarter 2026 Highlights
•Revenue was $98.4 million, with Commerce and BARK Air representing 22.5% of total revenue. The Company also delivered its lowest customer acquisition cost quarter in nearly three years. Total revenue declined 22.1% year-over-year, primarily reflecting fewer total orders in the current period due to carrying fewer subscriptions into the quarter compared to the prior year. The Company also reduced its marketing investment by 41.3% versus last year, as it prioritized profitability in the current period.
•Direct to Consumer (“DTC”) revenue was $79.6 million, a 25.0% decrease year-over-year, primarily due to carrying fewer subscriptions into the quarter compared to the prior year.
•Commerce revenue was $18.9 million, a 7.2% decrease year-over-year, partly related to timing of retail shipments.
•Gross profit was $61.6 million, a 22.3% decrease compared to last year.
•Gross margin was 62.5%, compared to 62.7% in the same period last year. The lower consolidated gross margin is driven by revenue mix. Both DTC and Commerce gross margin improved sequentially, and year-over-year.

•Advertising and marketing expenses were $16.1 million, compared to $27.4 million in the previous year.
•General and administrative ("G&A") expenses were $54.5 million, compared to $64.1 million in the prior year, partly driven by lower volumes and partly from the continuing trend of strong cost management.
•Net loss was $(8.6) million, compared to a net loss of $(11.5) million in the previous year.
•Adjusted EBITDA was $(1.6) million, was within the Company's guidance range of $(5.0) million to $(1.0) million, and in-line with last year, notwithstanding lighter revenue in the current period.
•Net cash provided by operating activities was $1.7 million. Free cash flow, defined as net cash used in operating activities less capital expenditures, was $1.6 million.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of December 31, 2025 was $21.7 million reflecting the full repayment of the Company's $45 million 2025 Convertible Notes.
•The Company's inventory balance as of December 31, 2025 was $91.4 million, down $9.7 million in the quarter.

Debt Repayment
On November 6, 2025, the Company repurchased the remaining $42.9 million of outstanding aggregate principal amount, and $2.2 million of accrued interest, of the 5.50% Convertible Secured Notes due 2025 (the “2025 Convertible Notes”) from entities affiliated with Magnetar Financial, LLC (collectively, the “Holders”), pursuant to the terms and conditions of a negotiated notes purchase agreement (the “Agreement”) among the Company and the Holders. See Note 4 in the Company's 10Q for the period ended December 31, 2025, "Debt", for additional details.

Line of Credit
On January 30, 2026, the Company extended its long-standing line of credit with Western Alliance Bank for $35 million (the "Credit Facility"). This line of credit provides the Company with added operational flexibility. The maturity date of the Credit Facility is March 2, 2026. The Company intends to enter in to a longer term renewal of the Credit Facility.

Financial Outlook
In light of the review and evaluation by the Special Committee of the Board of Directors of the previously disclosed preliminary non-binding indicative proposal letters the Company has received, the Company will not be providing fourth quarter guidance.

Conference Call Information
A conference call to discuss the Company's third quarter fiscal year 2026 results will be held today, February 5, 2026, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The

Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

In light of the review and evaluation by the Special Committee of the Board of Directors of the previously disclosed preliminary non-binding indicative proposal letters the Company has received, the Company will not be holding a Q&A session following today's prepared remarks.

The conference call can be accessed by dialing 1-888-596-4144 for U.S. participants and 1-646-968-2525 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making all dogs happy with the best products, food, services, and content. BARK’s dog-obsessed team leverages its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, dog-first experiences that foster the health and happiness of dogs everywhere, and more. Founded in 2011, BARK loyally serves millions of dogs nationwide with BarkBox and Super Chewer, its themed toys and treats subscriptions; custom product collections through its retail partner network, including Target, Chewy, and Amazon; BARK in the Belly, a premium dog food and consumables line that donates 100% of food profits to fight canine hunger; and BARK Air, the first air travel experience designed specifically for dogs first. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of global or macroeconomic events or challenges, and the effect of the previously disclosed preliminary non-binding indicative proposal letters the Company has received.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2025, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of Direct to Consumer orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis. Total Orders excludes orders from BARK Air. We use Total Orders as an indicator of customer interest and demand.

Average Order Value
We define Total Orders as the total number of Direct to Consumer orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis. Total Orders excludes orders from BARK Air. We use Total Orders as an indicator of customer interest and demand.

Key Performance Indicators

	Three Months Ended December 31,		Nine Months Ended December 31,

	2025	2024	2025	2024
Total Orders (in thousands)	2,427	3,332	7,790	10,044
Average Order Value	$31.41	$31.25	$31.01	$31.03
Direct to Consumer Gross Profit (in thousands)(1)	$52,711	$70,154	$164,433	$204,927
Direct to Consumer Gross Margin (1)	69.2%	67.4%	68.1%	65.7%
(1) Direct to Consumer Gross Profit and Direct to Consumer Gross Margin does not include revenue or cost of goods sold from BARK Air.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
REVENUE	$98,447	$126,449	$308,277	$368,772
COST OF REVENUE	36,885	47,189	120,679	140,134
Gross profit	61,562	79,260	187,598	228,638
OPERATING EXPENSES:
General and administrative	54,479	64,141	168,949	190,709
Advertising and marketing	16,067	27,364	46,643	66,460
Total operating expenses	70,546	91,505	215,592	257,169
LOSS FROM OPERATIONS	(8,984)	(12,245)	(27,994)	(28,531)
INTEREST INCOME	292	1,179	1,779	4,011
INTEREST EXPENSE	(415)	(677)	(1,836)	(2,074)
OTHER INCOME (EXPENSE)—NET	461	234	1,704	(217)
NET LOSS BEFORE INCOME TAXES	(8,646)	(11,509)	(26,347)	(26,811)
PROVISION FOR INCOME TAXES	—	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(8,646)	$(11,509)	$(26,347)	$(26,811)

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue
Direct to Consumer:
Toys & Accessories(1)	$46,049	$64,348	$145,930	$201,799
Consumables(1)	30,168	39,808	95,648	109,909
Other(2)	3,363	1,963	9,326	4,069
Total Direct to Consumer	$79,580	$106,119	$250,904	$315,777
Commerce	18,867	20,330	57,373	52,995
Revenue	$98,447	$126,449	$308,277	$368,772
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices.
(2) Other Direct to Consumer revenue is derived from BARK Air.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Direct to Consumer(1):
Revenue	$79,580	$106,119	$250,904	$315,777
Cost of revenue	26,749	35,796	86,357	110,930
Gross profit	52,831	70,323	164,547	204,847
Commerce:
Revenue	18,867	20,330	57,373	52,995
Cost of revenue	10,136	11,393	34,322	29,204
Gross profit	8,731	8,937	23,051	23,791
Consolidated:
Revenue	98,447	126,449	308,277	368,772
Cost of revenue	36,885	47,189	120,679	140,134
Gross profit	$61,562	$79,260	$187,598	$228,638
(1) Direct to Consumer segment gross profit includes revenue and cost of revenue from BARK Air.

BARK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	December 31,	March 31,
	2025	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,683	$94,022
Accounts receivable—net	12,126	9,453
Prepaid expenses and other current assets	12,708	10,036
Inventory	91,361	88,126
Total current assets	137,878	201,637
PROPERTY AND EQUIPMENT—NET	18,874	21,475
INTANGIBLE ASSETS—NET	1,768	5,426
OPERATING LEASE RIGHT-OF-USE ASSETS	25,133	28,277
OTHER NONCURRENT ASSETS	5,017	3,820
TOTAL ASSETS	$188,670	$260,635
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,444	$20,364
Operating lease liabilities, current	5,380	5,798
Accrued and other current liabilities	24,373	34,054
Deferred revenue	22,162	21,251
Current portion of long-term debt	—	42,573
Total current liabilities	74,359	124,040
OPERATING LEASE LIABILITIES	32,926	36,802
OTHER LONG-TERM LIABILITIES	140	267
Total liabilities	107,425	161,109
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 172,807,204 and 169,732,895 shares issued and outstanding	1	1
Treasury stock, at cost, 17,303,225 and 15,992,598 shares, respectively	(26,500)	(24,730)
Additional paid-in capital	513,964	504,022
Accumulated deficit	(406,220)	(379,767)
Total stockholders’ equity	81,245	99,526
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$188,670	$260,635

BARK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	December 31,	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,347)	$(26,811)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation & amortization	7,198	8,383
Impairment of assets	1,065	2,142
Non-cash lease expense	3,144	3,510
Amortization of deferred financing fees and debt discount	310	299
Bad debt expense	74	—
Stock-based compensation expense	10,881	9,771
Provision for inventory obsolescence	706	1,072
Change in fair value of warrant liabilities and derivatives	(913)	652
Paid in kind interest on convertible notes	—	2,235
Changes in operating assets and liabilities:
Accounts receivable	(2,748)	(3,719)
Inventory	(3,942)	(7,255)
Prepaid expenses and other current assets	(102)	(2,105)
Other noncurrent assets	(947)	(1,733)
Accounts payable and accrued expenses	(4,297)	26,696
Deferred revenue	912	(2,433)
Operating lease liabilities	(4,293)	(3,919)
Other liabilities	(2,508)	(3,606)
Net cash (used in) provided by operating activities	(21,807)	3,179

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,703)	(4,428)
Net cash used in investing activities	(2,703)	(4,428)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	(174)	(165)
Proceeds from the exercise of stock options	66	554
Proceeds from issuance of common stock under ESPP	359	425
Tax payments related to the issuance of common stock	(1,384)	(2,181)
Excise tax from stock repurchases	20	(43)
Payments to repurchase common stock	(1,770)	(8,023)
Payments of long-term debt	(42,880)	—
Net cash used in financing activities	(45,763)	(9,433)

Effect of exchange rate changes on cash	(106)	(37)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(70,379)	(10,719)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	97,531	130,704
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$27,152	$119,985

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	21,683	115,259
Restricted cash - prepaid expenses and other current assets, other noncurrent assets	5,469	4,726
Total cash, cash equivalents and restricted cash	$27,152	$119,985

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment included in accounts payable and accrued liabilities	$168	$189
Cash paid for interest	$2,351	$88

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Loss as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax income, (4) restructuring charges related to reduction in force payments, (5) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (6) warehouse restructuring costs, (7) non-cash impairment of previously capitalized software and cloud computing implementation costs, (8) technology modernization costs, and (9) other items (as defined below).

We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.

We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense, (3) depreciation and amortization, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) capitalized cloud computing amortization, (7) sales and use tax income, (8) restructuring charges related to reduction in force payments, (9) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (10) warehouse restructuring costs, (11) non-cash impairment of previously capitalized software and cloud computing implementation costs, (12) technology modernization costs, and (13) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments and other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP.

The following table presents a reconciliation of Adjusted Net Loss to Net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted Net Loss Margin and Adjusted Net Loss Per Common Share for the periods presented:

Adjusted Net Loss

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
Net Loss	$(8,646)	$(11,509)	$(26,347)	$(26,811)
Stock compensation expense	3,571	3,873	10,881	9,771
Change in fair value of warrants and derivatives	(261)	(261)	(913)	652
Sales and use tax income (1)	(623)	(450)	(950)	(1,999)
Restructuring	93	924	516	2,624
Litigation expenses (2)	358	468	645	1,106
Warehouse restructuring costs	336	2,391	2,004	3,289
Impairment of assets	296	—	1,065	2,142
Technology modernization (3)	336	545	1,059	1,750
Other items (4)	120	88	320	827
Adjusted net loss	$(4,420)	$(3,931)	$(11,720)	$(6,649)
Net loss margin	(8.78)%	(9.10)%	(8.55)%	(7.27)%
Adjusted net loss margin	(4.49)%	(3.11)%	(3.80)%	(1.80)%

Adjusted net loss per common share - basic and diluted	$(0.03)	$(0.02)	$(0.07)	$(0.04)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	172,446,917	175,589,759	170,811,789	175,404,510

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net Loss	$(8,646)	$(11,509)	$(26,347)	$(26,811)
Interest income	(292)	(1,179)	(1,779)	(4,011)
Interest expense	415	677	1,836	2,074
Depreciation and amortization expense	2,094	2,704	7,198	8,383
Stock compensation expense	3,571	3,873	10,881	9,771
Change in fair value of warrants and derivatives	(261)	(261)	(913)	652
Cloud computing amortization	595	174	1,509	346
Sales and use tax income (1)	(623)	(450)	(950)	(1,999)
Restructuring	93	924	516	2,624
Litigation expenses (2)	358	468	645	1,106
Warehouse restructuring costs	336	2,391	2,004	3,289
Impairment of assets	296	—	1,065	2,142
Technology modernization (3)	336	545	1,059	1,750
Other items (4)	120	88	320	827
Adjusted EBITDA	$(1,608)	$(1,555)	$(2,956)	$143
Net loss margin	(8.78)%	(9.10)%	(8.55)%	(7.27)%
Adjusted EBITDA margin	(1.63)%	(1.23)%	(0.96)%	0.04%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2) Litigation expenses related to a shareholder class action complaint, see Item 1. Legal Proceedings.

(3) Includes consulting fees related to technology transformation activities, and payroll costs for employees that dedicate significant time to this project. We believe that these costs are discrete and non-recurring in nature, as they mainly relate to a one-time unification of our product offerings on our new commerce platform. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business.

(4) For the three months ended December 31, 2025, other items is comprised of executive transition costs including recruiting costs of $0.1 million. For the three months ended December 31, 2024, other items is comprised of executive transition costs including recruiting costs of less than $0.1 million, costs associated with the stock repurchase program of less than $0.1 million, and duplicate headquarters rent of less than $0.1 million. For the nine months ended December 31, 2025, other items is comprised of executive transition costs including recruiting costs of $0.3 million and costs associated with the stock repurchase program of less than $0.1 million. For the nine months ended December 31, 2024, other items is comprised of executive transition costs including recruiting costs of $0.5 million, costs associated with the stock repurchase program of $0.3 million, and duplicate headquarters rent of less than $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Free cash flow reconciliation:
Net cash (used in) provided by operating activities	$1,705	$(1,387)	$(21,807)	$3,179
Capital expenditures	(143)	(577)	(2,703)	(4,428)
Free cash flow	$1,562	$(1,964)	$(24,510)	$(1,249)

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com